Exhibit 24.1

LIMITED POWER OF ATTORNEY FOR

SECTION 16 REPORTING OBLIGATIONS

Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Timothy P. O’Neil and James T. Engen, each acting individually, as the undersigned’s true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1)           prepare, execute, acknowledge, deliver and timely file Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of Mackie Designs Inc., a Washington corporation (the “Company”), with the United States Securities and Exchange Commission and any national securities exchanges, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the “Exchange Act”);

(2)           seek or obtain information on transactions in the Company’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and by signature below the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

(3)           perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

(a)           this Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;

(b)           any documents prepared and/or executed by either such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

(c)           neither the Company nor either of such attorneys-in-fact assumes (i) any liability for the undersigned’s responsibility to comply with the requirements of the Exchange Act, or (ii) any liability of the undersigned for any failure to comply with such requirements; and

(d)           this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

The undersigned hereby gives and grants each of the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to each such attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 29th day of August, 2003.

/s/ Marc J. Leder
Signature

Marc J. Leder
Print Name
STATE OF FLORIDA )
)
COUNTY OF PALM BEACH )

On this 29th day of August, 2003, Marc J. Leder personally appeared before me, and acknowledged that s/he executed the foregoing instrument for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ Janine E. Cox
Signature

	Janine E. Cox	Janine E. Cox
[SEAL]	Commission #DD173099	Print Name
Expires : Jan 30, 2007
	Bonded Thru	Notary Public in and for the State of Florida,
	Atlanta Bonding Co. Inc	residing at Ft. Lauderdale
My Commission Expires: 1/30/07
SEA1 #166719 v1